Exhibit 21

SUBSIDIARIES OF OLIN CORPORATION1

(as of December 31, 2007)

Company	% Ownership (Direct/Indirect)	Jurisdiction
A. J. Oster Company[2]	100	DE
Bridgeport Brass Corporation[3]	100	IN
Hunt Trading Co.	100	MO
Imperial West Chemical Co.[4]	100	NV
KNA California, Inc.[4]	100	DE
KWT, Inc.[4]	100	DE
LTC Reserve Corp.	100	DE
Monarch Brass & Copper Corp.	100	NY
Monarch Brass & Copper of New England Corp.[5]	100	RI
New Haven Copper Company[5]	100	CT
Olin Benefits Management, Inc.	100	CA
Olin Engineered Systems, Inc.	100	DE
Olin Environmental Management, Inc.[6]	90	DE
Olin Far East, Limited	100	DE
Olin Financial Services Inc.	100	DE
Olin Funding Company LLC	100	DE
Olin Resources, LLC	100	IL
Olin Sunbelt, Inc.	100	DE
Pioneer Americas LLC[7]	100	DE
Pioneer Companies, Inc.	100	DE
Pioneer (East), Inc.[4]	100	DE
Pioneer Licensing, Inc.[4]	100	DE
Pioneer Transportation LLC[8]	100	DE
Pioneer Water Technologies, Inc.[4]	100	DE
Ravenna Arsenal, Inc.	100	OH
Sunbelt Chlor Alkali Partnership	50	DE
Waterbury Rolling Mills, Inc.[5]	100	CT
Nutmeg Insurance Limited	100	Bermuda
PCI Chemicals Canada Company/Société PCI Chimie Canada[7]	100	Nova Scotia, Canada
Olin Canada Inc.	100	Canada
Olin Hunt Specialty Products S.r.l.	100	Italy
Olin (UK) Limited	100	United Kingdom
Reductone Brasil Ltda.	100	Brazil
Winchester Australia Limited[9]	100	Australia

1 Omitted from the following list are the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

2  This entity is in the process of being renamed as Olin Business Holdings.  A Delaware partnership of which Olin Corporation owns 63.19% and Olin’s wholly-owned subsidiary, Olin Engineered Systems, Inc. owns 36.81%.

3 d/b/a "Olin Brass, Indianapolis" and "Olin Brass, Indianapolis Facility" in CA, IL, IN, NJ, NC, OH, PA, RI and TX.

4 Indirect subsidiary, wholly-owned by Olin’s wholly-owned subsidiary, Pioneer Companies, Inc.

5 Indirect subsidiary, wholly-owned by Olin's wholly-owned subsidiary, Monarch Brass & Copper Corp.

6  Class A shares, all of which are held directly and indirectly by Olin Corporation, have the right to elect 4 directors.  Class B shares, none of which are held directly or indirectly by Olin Corporation, have the right to elect 1 director.

7 Indirect subsidiary, PCI Chemicals Canada Company is the sole member of Pioneer Americas LLC, PCI Chemicals Canada Company, is wholly-owned by Pioneer Companies, Inc., a wholly-owned subsidiary of Olin Corporation.

8 Indirect subsidiary, Pioneer Americas LLC is the sole member of Pioneer Transportation LLC, Pioneer Americas LLC is wholly-owned by PCI Chemicals Canada Company,  a wholly-owned subsidiary of Pioneer Companies, Inc., a wholly-owned subsidiary of Olin Corporation.

9 Olin Australia Limited was renamed Winchester Australia Limited effective 12/5/2007